UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NEW PEOPLES BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW PEOPLES BANKSHARES, INC.

67 Commerce

Drive Honaker, Virginia 24260

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”) to be held on Thursday, May 18, 2006 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260. At the Annual Meeting, you will be asked to elect five directors for terms of three years each, and one director for a term of two years. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Kenneth D. Hart
Kenneth D. Hart
President and Chief Executive Officer

Honaker, Virginia

April 3, 2006

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of New Peoples Bankshares, Inc. (the “Company”) will be held on Thursday, May 18, 2006 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, for the following purposes:

1.	To elect one director for a term of two years expiring at the 2008 annual meeting of shareholders and five directors to serve for terms of three years each expiring at the 2009 annual meeting of shareholders; and

2.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on March 31, 2006, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Bill Ed Sample
Bill Ed Sample
Secretary

April 3, 2006

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to holders of the common stock, par value $2.00 per share (“Common Stock”), of New Peoples Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 12, 2006 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

To reduce the expenses of delivering duplicate proxy materials to shareholders, the Company is relying upon SEC rules that permit it to deliver only one proxy statement and annual report to multiple shareholders who share an address unless the Company received contrary instructions from any shareholder at that address. All shareholders sharing such an address will continue to receive separate proxy cards based on their registered ownership of Common Stock. Any shareholder sharing such an address who does not receive an individual proxy statement and annual report may write or call New Peoples Bank Shareholder Services as specified below and the Company will promptly send the materials to the shareholder at no cost. For future meetings, a shareholder may request separate copies of the Company’s proxy statement and annual report, or request that the Company only send one set of these materials if the shareholder is receiving multiple copies, by contacting New Peoples Bank Shareholder Services, P.O. Box 1810, Honaker, Virginia 24260, or by telephoning NPB Shareholder Services locally at 276.873.7038, or toll-free at 866.NPB.GROW (866.672.4769), extension 7038.

On March 31, 2006, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 7,631,147 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item, and generally will have no effect on whether or not the item is approved.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter, and therefore will have no effect on whether or not an item is approved. “Broker shares” that are not voted on any matter at the Annual Meeting will not be counted for purposes of determining the existence of a quorum.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors consists of 15 current members, five of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2009. Nine other directors are serving terms that end in either 2007 or 2008, as indicated below. Senator William C. Wampler, Jr. was appointed to the Board during 2005 and is nominated to serve as a director with a term of two years expiring in 2008. Senator Wampler was suggested to the Board of Directors by a member of the Board of Directors.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the six nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company, except that the niece of President and Chief Executive Officer Kenneth Hart is married to director Timothy Ball.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors of the Company or earlier to the Board of Directors of New Peoples Bank, Inc. (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Nominee for Election for Term Expiring in 2008

William C. Wampler, Jr., 46, is Managing Member of Wampler Consulting Group, LLC. He is a director of Bassett Furniture Industries, Inc. He has been a member of the State Senate in the Virginia General Assembly since 1988. He has been a director since 2005.

Nominees for Election for Terms Expiring in 2009

Joe M. Carter, 68, is General Manager of Daugherty Chevrolet in Clinchport, Virginia. He has been a director since 1998.

Harold Lynn Keene, 51, is President of Keene Carpet, Inc. and Harold Keene Coal Co., Inc. in Honaker, Virginia. He has been a director since 1998.

John D. Maxfield, 63, is a private investor. He has been a director since 1998.

Fred W. Meade, 72, is President of Big M Stores, Inc. and West Hills Estates, Inc. in St. Paul, Virginia. He is Chairman of the Board and has been a director since 1998.

E. Virgil Sampson, Jr., 65, is the owner of Scott Jewelers in Gate City, Virginia. He has been a director since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2007

Tim W. Ball, 46, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1999.

Michael G. McGlothlin, 54, is an attorney with Michael G. McGlothlin, Attorney-at-Law in Grundy, Virginia. He has been a director since 1998.

Bill Ed Sample, 72, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1998.

Paul R. Vencill, Jr., 64, is the owner of Lebanon Equipment Co. in Lebanon, Virginia. He has been a director since 1998.

B. Scott White, 60, is self-employed as a farmer in Castlewood, Virginia. He has been a director since 1998.

Incumbent Directors Whose Terms Expire in 2008

John D. Cox, 49, is the Vice President with Cox Tractor, Inc., a tractor and equipment business, in Kingsport, Tennessee. He has been a director since 1998.

Charles H. Gent, Jr., 46, is self-employed in the logging and farming industry in Honaker, Virginia. He has been a director since 1998.

A. Frank Kilgore, 53, is an attorney with Frank Kilgore, P.C. in St. Paul, Virginia. He has been a director since 1998.

Stephen H. Starnes, 49, is President of Stephen H. Starnes and Associates, Inc., a construction company in Lebanon, Virginia. Prior to July 2003, he was President of Starnes Refrigeration & Air Conditioning, Inc. in Lebanon, Virginia. He has been a director since 1998.

Executive Officers Who Are Not Directors

The following biographical information discloses the age and business experience in the past five years for each of the Company’s executive officers.

Kenneth D. Hart, 59, has served as the Company’s President and Chief Executive Officer since 2001 and the Bank’s President and Chief Executive Officer since 1998.

Frank Sexton, Jr., 56, has served as Executive Vice President and Chief Operating Officer of both the Company and the Bank since December 2003. He had previously served as the Company’s Executive Vice

President, Chief Financial Officer and Secretary since 2001 and the Bank’s Executive Vice President and Cashier since 1998.

C. Todd Asbury, 35, has served as Senior Vice President and Chief Financial Officer of both the Company and the Bank since December 2003. He was Vice President and Chief Financial Officer for Albemarle First Bank in Charlottesville, Virginia from 2002 to 2003 and Assistant Vice President and Controller of Albemarle First Bank from 1999 to 2002. Mr. Asbury was a certified public accountant with Brown, Edwards and Company, L.L.P. in Bluefield, West Virginia from 1997 to 1999.

Security Ownership of Management

The following table sets forth, as of March 31, 2006, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the individual’s spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Common Stock Beneficially Owned (1)		Exercisable Options Beneficially Owned (1)(2)(3)		Percentage of Class
Tim W. Ball	2,640		12,800		*
Joe M. Carter	16,451	(4)	16,375	(5)	*
John D. Cox	38,515	(6)	12,800		*
Charles H. Gent, Jr.	16,500	(7)	12,800		*
Kenneth D. Hart	81,104	(8)	50,050		1.66%
Harold Lynn Keene	27,500		12,800		*
A. Frank Kilgore	70,565	(9)	12,800		1.05%
John D. Maxfield	48,840	(10)	12,800		*
Michael G. McGlothlin	91,667		12,800		1.32%
Fred W. Meade	29,920	(11)	12,800		*
Bill Ed Sample	22,440		12,800		*
E. Virgil Sampson, Jr.	19,543	(12)	12,800		*
Frank Sexton, Jr.	25,995	(13)	37,125		*
Stephen H. Starnes	29,579	(14)	12,800		*
Paul R. Vencill, Jr.	57,420		12,800		*
William C. Wampler, Jr.	1,000		4,000		*
B. Scott White	238,480	(15)	12,800		3.17%
All Directors and Executive Officers as a group (18 persons) (16)	818,159		290,450	(2)	13.79%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1)	Both the number of shares of common stock beneficially owned and the number of exercisable options beneficially owned reflect the ten percent stock dividend paid on June 7, 2005.

(2)	Except as otherwise indicated, each director, director nominee or executive officer has sole voting power and investment power with respect to the shares shown.

(3)	Includes options that will become exercisable within 60 days of March 29, 2006.

(4)	Includes 6,309 shares held by Mr. Carter’s wife.

(5)	Includes 3,575 shares Mr. Carter’s wife has the right to acquire upon the exercise of stock options exercisable within 60 days.

(6)	Includes 9,680 shares held by Mr. Cox’s wife and 24,105 shares held by Cox Ford Tractor, Inc. of which Mr. Cox is Vice President.

(7)	Includes 2,200 shares held by Mr. Gent’s wife and 2,200 Mr. Gent holds as custodian for a child.

(8)	Includes 9,972 shares held by Mr. Hart’s children.

(9)	Includes 1,650 shares Mr. Kilgore holds as trustee for a grandchild.

(10)	Includes 26,840 shares held by Mr. Maxfield’s wife.

(11)	Includes 27,720 shared Mr. Meade holds jointly with his wife.

(12)	Includes 11,000 shares Mr. Sampson holds jointly with his wife.

(13)	Includes 440 shares Mr. Sexton holds jointly with a child.

(14)	Includes 2,816 shares held by Mr. Starnes’ wife and 3,080 shares Mr. Starnes holds as custodian for his children.

(15)	Includes 44,000 shares held by Mr. White’s wife and 440 shares Mr. White holds as trustee for a child.

(16)	Includes shares beneficially owned by C. Todd Asbury, Senior Vice President and Chief Financial Officer, including 16,500 shares that Mr. Asbury has the right to acquire upon the exercise of stock options exercisable within 60 days.

Security Ownership of Certain Beneficial Owners

As of March 31, 2006, there are no persons known to the Company that beneficially own five percent or more of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to file reports with the Securities and Exchange Commission (“SEC”) indicating their holdings of, or transactions in, the Company’s equity securities. Based on a review of these reports and written representations furnished to the Company, the Company believes that its directors and officers complied with all Section 16(a) filing requirements with respect to 2005, except that due to administrative oversight Mr. Carter made a late filing on an amended Form 4 in January 2006 to report a December 2005 option grant made by the Company to his spouse who is an employee of the Bank, and Mr. Sampson made a late filing on Form 4 in July 2005 to report a June 2005 sale. In addition, Mr. White made a late filing on a Form 5 in January 2006 to report shares held by his spouse that were inadvertently omitted from his Form 3 filed on or about April 29, 1999.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for the Company’s directors, executive officers, and senior officers who have financial responsibilities. The Code of Ethics is designed to promote, among other things, honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics was attached as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors in 2005. Each of the Company’s directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which the director served.

Committees of the Board

The Board has a Compensation Committee and an Audit Committee. The Board does not have a standing Nominating Committee.

Personnel Committee

The Personnel Committee acts as the compensation committee of the Company and the Bank and reviews management’s performance and compensation, and reviews and sets guidelines for compensation of all employees. All decisions by the Personnel Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The members of the Personnel Committee are Messrs. Cox, Kilgore, Meade, Sampson and Vencill, all of whom the Board in its business judgment has determined are independent as defined by the NASDAQ listing standards. The Personnel Committee held 4 meetings in 2005. For additional information regarding the Personnel Committee, see “Personnel Committee Report on Executive Compensation” below.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent public accountants and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter was set forth as Appendix A to the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders.

The members of the Audit Committee are Messrs. Cox, Gent, Keene and White. The Board in its business judgment has determined that all of the members of the Audit Committee are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”) and applicable SEC regulations, with the exception of Mr. White. See the section “Transactions with Management.” The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Keene qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee held five meetings in 2005. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” below.

Director Nomination Process

The Company has not formally created a standing nominating committee. The Board as a whole acts as a nominating committee. The Board does not believe it needs a separate nominating committee because the Board has the time and resources to perform the function of selecting board nominees and is comprised entirely of independent directors (as that term is defined in the NASDAQ listing standards), with the exception of Mr. White. See the section “Transactions with Management.” When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Board of Directors if the Board receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the nominee will not be considered by the Board of Directors. To be timely for the 2007 Annual Meeting, the notice must be received before the Board of Directors completes its selection of director nominees for the annual meeting. The Board of Directors anticipates completing its selection for the 2007 Annual Meeting by March 1, 2007. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Board.

In accordance with the Company’s Bylaws, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing. Any such shareholder nominations must be received by the Secretary of the Company within the timeframe set forth in “Proposals for 2007 Annual Meeting of Shareholders” below. To be in proper form, the notice must include (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Company’s securities and his principal occupation for the past five years; and (e) the written consent of each nominee to serve as a director of the Company if so elected.

The Board of Directors considers, at a minimum, the following factors in recommending to the Board potential new directors, including candidates submitted by shareholders, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

The Board’s emphases and priorities in evaluating Board candidates and the relative weight it gives to any given characteristic will vary from time to time based on the particular needs of the Board and the Company at the time and based on the expertise of the incumbent members of the Board of Directors.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Thirteen of the directors attended the 2005 annual meeting of shareholders.

Communications with Directors

Any director may be contacted by writing to him c/o Post Office Box 1810, Honaker, Virginia 24260. Communications to the directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Company paid each director $400 per month during 2005. Beginning January 1, 2006, the Company pays each director $500 per month for his service on its Board of Directors, and $100 for each committee meeting. In addition, in each of December 2001, January 2003, January 2004, and November 2004, the Company granted each director options to purchase 2,000 shares of Common Stock. In December 2005, each director was granted options to purchase 4,000 shares of Common Stock. These options, which the Company granted under its 2001 Stock Option Plan, are immediately exercisable and have exercise prices of $6.82, $9.09, $9.09, $12.27, and $15.00, respectively, per share and have a term of 10 years.

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS

Personnel Committee Report on Executive Compensation

The Personnel Committee (the “Committee”) of the Board of Directors has furnished the following report on executive compensation.

The Committee, which is composed of non-employee directors of the Company listed below, recommends to the Board of Directors the annual salary levels to be paid to the executive officers of the Company and the Bank. Currently, the individuals serving as Chief Executive Officer and as executive officers of the Company also serve in the same capacities, respectively, for the Bank. These executive officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company. The Committee also makes recommendations to the Board of Directors with respect to the executive officers’ bonuses and long-term incentive awards under the Company’s stock option plan.

The Committee has developed and implemented compensation policies and plans that seek to enhance the profitability of the Company and maximize shareholder value by aligning closely the financial interests of the Company’s senior officers with those of its shareholders. The policies are designed to provide competitive levels of compensation to attract and retain high quality corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The compensation program is designed to provide levels of compensation that reflect both the individual’s and the organization’s performance in achieving the organization’s goals and objectives and in helping to build value for the Company’s shareholders. The components of the compensation of executive officers of the Company and the Bank are salaries and bonuses paid by the Bank and long-term incentives through stock options granted by the Company.

The performance of the Company, in general, is considered in determining the amount of annual salary increases. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks. The Virginia Bankers Association Salary Survey, a peer group compensation survey conducted by Clark Consulting, America’s Community Bankers Compensation Survey, Bank Administration Institute’s Bank Cash Compensation Survey and Key Compensation Survey, and the Watson Wyatt Financial Institutions Compensation Survey were used for comparison of salaries paid for similar positions and responsibilities. The Committee also takes into consideration the growth and performance of the Company, including but not limited to, branch expansion, asset quality, asset growth, and earnings. The Committee generally sets annual bonuses at the same level for all employees, usually close to 5% of annual salary.

The Committee approves the Chief Executive Officer’s annual salary based on the above criteria and its assessment of both the Chief Executive Officer’s past performance and expected future contributions in leading the Company and the Bank. In addition to the internal measures above, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages based on similarly sized banks. A subjective approach is used in its evaluation of these factors, and therefore the Committee does not rely on a formula or weights of specific factors.

The stock option plan is intended to provide a means for selected key employees of the Company and the Bank to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company. The stock option plan permits the award of incentive stock options and non-qualified stock options to directors and eligible officers and key employees. The Board of Directors makes grants under the stock option plan on a discretionary basis, taking into consideration the respective scope of accountability and contributions of each director and employee, including the Chief Executive Officer, to the Company and the Bank. For 2005, the Committee awarded 16,500 incentive stock options to the Chief Executive Officer and 12,375 incentive stock options to each of the Company’s other executive officers.

Members of the Personnel Committee

John D. Cox (Chairman)

A. Frank Kilgore

Fred W. Meade

E. Virgil Sampson, Jr.

Paul R. Vencill, Jr.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is a current or former executive officer or employee of the Company or any of its subsidiaries. A. Frank Kilgore is the sole member of the law firm of Frank Kilgore, P. C. The Company engaged Mr. Kilgore’s law firm to perform certain legal services for the Company and its subsidiaries during 2005 and expects to continue this engagement during 2006 on an as-needed basis.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2005, 2004, and 2003, the cash compensation that the Company and the Bank paid, as well as certain other compensation paid or accrued for those years, to the named executive officers in all capacities in which they served:

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)(1)	All Other Compensation(2)
Kenneth D. Hart President and Chief Executive Officer	2005 2004 2003	$181,500 165,000 150,000	$9,075 16,500 7,500	* * *	16,500 11,000 8,250	$44,257 43,432 48,146
Frank Sexton, Jr. Executive Vice President and Chief Operating Officer	2005 2004 2003	110,250 105,000 94,539	5,512 10,500 4,750	* * *	12,375 8,250 5,500	22,649 22,386 23,134

*	All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(1)	All share amounts have been adjusted to reflect a ten percent stock dividend paid on June 7, 2005.

(2)	Amounts for Mr. Hart represent matching contributions under the Bank’s defined contribution plan of $9,075, $8,250, and $10,426 and contributions by the Bank in connection with Mr. Hart’s Salary Continuation Agreement of $35,182, $35,182, and $37,720 in years 2005, 2004, and 2003, respectively. Amounts for Mr. Sexton represent matching contributions under the Bank’s defined contribution plan of $5,513, $5,250, and $4,727, and deferred compensation contributions by the Bank in connection with Mr. Sexton’s Salary Continuation Agreement of $17,136, $17,136, and $18,407 in years 2005, 2004, and 2003, respectively.

Stock Options

The following table sets forth for the year ended December 31, 2005, the grants of stock options to the named executive officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2005(%) (2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%($)	10%($)
Kenneth D. Hart	16,500	6.29%	15.00	12/19/2015	$155,651	$394,451
Frank Sexton, Jr.	12,375	4.72%	15.00	12/19/2015	116,738	295,838

(1)	Stock options were granted at the fair market value of the shares of Common Stock at the grant dates. The grants are exercisable immediately after they are granted.

(2)	Options to purchase 262,350 shares were granted to employees and 60,000 shares were granted to the directors during the year ended December 31, 2005.

(3)	Potential realizable value at the assumed annual rates of stock price appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

None of the named executive officers exercised stock options during 2005. The following table sets forth the amount and value of stock options that Messrs. Hart and Sexton held as of December 31, 2005:

Fiscal Year End Option Values

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (2)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth D. Hart	50,050	—	$213,250	—
Frank Sexton, Jr.	37,125	—	158,125	—

(1)	The total number of exercisable options reflects the ten percent stock dividend paid on June 7, 2005.

(2)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value of a share of Common Stock as reported to the Company on December 31, 2005 and the exercise price of the options.

The following table sets forth information as of December 31, 2005, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Shareholders:
2001 Stock Option Plan	853,243	$11.09	136,757
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—
Total	853,243	$11.09	136,757

(1)	The total number of both the securities to be issued upon exercise of outstanding options, warrants and rights and the securities remaining available for future issuance under equity compensation plans, as well as the weighted average exercise price, reflects the ten percent stock dividend paid on June 7, 2005.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Employment or Change in Control Agreements

Neither the Company nor the Bank has entered into an employment agreement or change in control agreement with any of the named executive officers.

On December 18, 2002, the Bank entered into salary continuation agreements with Kenneth D. Hart and Frank Sexton, Jr. The agreement with Mr. Hart provides that the Bank will pay Mr. Hart, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $59,063 per year for 15 years. The agreement with Mr. Sexton provides that the Bank will pay Mr. Sexton, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $38,812 per year for 15 years. The Bank’s Board of Directors has the sole discretion to increase these benefits. The agreements provide for alternative benefits in the event that employment terminates prior to the individual’s 65th birthday (except for termination for cause) for reasons such as death, disability or a change of control of the Bank.

Transactions with Management

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with these directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

During the latter part of 2005, the Board of Directors approved the purchase of a lot for $450 thousand in Jonesborough, Tennessee from a limited liability company of which Mr. White is a Member. The approval was subject to the receipt of an independent certified appraisal substantiating the fair market value. The Board of Directors approved the transaction without participation by Mr. White and he abstained from the vote. Subsequent to year-end 2005, the appraisal was obtained that substantiated the sales price as a fair market value. The purchase was completed during the first quarter of 2006.

See “Compensation Committee Interlocks and Insider Participation” for information regarding Mr. Kilgore’s relationship with the Company.

STOCK PERFORMANCE

There currently is no public trading market for the Company’s Common Stock. The Company, however, is frequently informed of the sales price at which shares of Common Stock are exchanged in privately negotiated transactions. Because shares of Common Stock are not listed or traded on an exchange or in the over-the-counter market, the Company cannot be certain that the prices at which such shares have historically sold are not higher than the prices that would prevail in an active market where securities professionals participate.

The following graph compares the Company’s cumulative total shareholder return on its Common Stock (and the Bank’s common stock prior to the holding company reorganization), assuming an initial investment of $100 and reinvestment of all dividends, with the cumulative total return on the S&P 500 and the cumulative total return on a Company-constructed peer group index (consisting of Guaranty Financial Corporation (until it was acquired May 2004), Pinnacle Bankshares Corporation, Potomac Bancshares, Inc., Summit Financial Group, Inc., Valley Financial Corporation and Virginia National Bank), using the same assumptions, as of December 31st of each year since December 31, 2000. The Company selected the companies in the peer group index in its good faith belief that these public companies are most similar to the Company’s business. Unlike shares of Common Stock, however, the stock of each of the companies in the peer group is listed or traded on an exchange or in the over-the-counter market. As a result, the comparisons presented in the following graph do not reflect similar market conditions.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
New Peoples Bankshares, Inc.	100.00	200.00	200.00	200.00	280.00	300.00
S&P 500**	100.00	88.11	68.64	88.33	97.94	102.74
New Peoples Peer Group*	100.00	119.87	159.56	246.71	355.76	343.07

*	The New Peoples Peer Group consists of the following banks: Guaranty Financial Corporation (acquired 5/1/04), Pinnacle Bankshares Corporation, Potomac Bancshares, Inc., Summit Financial Group, Inc., Valley Financial Corporation, and Virginia National Bank. Source: SNL Financial LC, Charlottesville, VA. © 2006. Used with permission. All rights reserved. snl.com. The New Peoples Peer Group has been changed from last year’s peer group.

**	Source: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Brown, Edwards & Company, L.L.P. (“Brown, Edwards”) served as the Company’s independent registered public accountants with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2005. The Audit Committee has appointed Brown, Edwards as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006.

Representatives of Brown, Edwards are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT INFORMATION

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter was attached as Appendix A to the Company’s 2004 Proxy Statement filed with the SEC on April 20, 2004. The members of the Audit Committee are independent as that term is defined in the NASDAQ listing standards and applicable SEC regulations.

Fees of Independent Registered Public Accountants

Audit Fees

The aggregate fees billed by Brown, Edwards for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for fiscal years ending December 31, 2005 and 2004 were $76,979 and $86,400, respectively.

Audit Related Fees

The aggregate fees billed by Brown, Edwards for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2005 and 2004 were $20,350 and $20,000, respectively. During 2005 and 2004, these services included audits of the Company’s benefit plan, an audit of Information Technology controls and a forensic accounting engagement requested by the Audit Committee.

Tax Fees

The aggregate fees billed by Brown, Edwards for professional services for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2005 and 2004 were $10,881 and $7,500, respectively. During 2005 and 2004, these services generally included preparation of tax returns, as well as tax compliance services.

All Other Fees

None.

Pre-Approved Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Brown, Edwards was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions. The Audit Committee has a policy that provides for the pre-approval of all services to be provided by its independent registered public accounting firm. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm.

Audit Committee Report

The Audit Committee has furnished the following report:

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Brown, Edwards, the Company’s independent public accountants for 2005, the audited financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including its judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communication between the independent public accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent public accountants’ provision of other non-audit services to the Company is compatible with maintaining their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

John D. Cox

Charles H. Gent, Jr.

Harold Lynn Keene (Chairman)

B. Scott White

PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

As discussed above under “Director Nomination Process,” the Company’s Bylaws prescribe the procedures that a shareholder must follow to nominate a director. For a shareholder to nominate a candidate for director at the 2007 Annual Meeting of Shareholders, notice of the nomination must be received by the Secretary of the Company no later than March 13, 2007. The notice must describe various matters regarding the nominee and the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.

In accordance with SEC regulations, if any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Meeting, the proposal must be in proper form and must be received at the Company’s principal executive offices at 67 Commerce Drive, Honaker, Virginia 24260, no later than December 13, 2006.

In accordance with the Company’s Bylaws, if any shareholder intends to present a proposal (other than a director nomination) at the 2007 Annual Meeting of Shareholders outside of the proxy statement process, notice of the shareholder’s intention to present the proposal must be received by the Secretary of the Company no later than March 13, 2007. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. The proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by March 13, 2007, in writing delivered to the Company’s Secretary.

OTHER MATTERS

THE COMPANY’S 2005 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 (EXCLUDING EXHIBITS) (THE “FORM 10-K”), AS FILED WITH THE SEC, MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS POST OFFICE BOX 1810, HONAKER, VIRGINIA 24260. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS PART OF THE PROXY SOLICITATION MATERIALS.

FORM OF REVOCABLE PROXY

New Peoples Bankshares, Inc.

Annual Meeting of Shareholders – May 18, 2006

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John Cox and Scott White, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”), to be held at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia on May 18, 2006, at 6:00 p.m. local time, or any adjournments thereof (the “Annual Meeting”), for the following purposes:

1.	To elect as a director William C. Wampler, Jr. for a term of two years expiring at the 2008 annual meeting of shareholders, and to elect as directors, Joe M. Carter, Harold Lynn Keene, John D. Maxfield, Fred W. Meade, and E. Virgil Sampson, Jr. for terms of three years each expiring at the 2009 annual meeting of shareholders.

☐	FOR nominees	☐	WITHHOLD AUTHORITY to
	(except as written on the line below)		vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

_______________________________

2.	To transact such other business as may properly come before the Annual Meeting.

[CONTINUED ON BACK]

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND ON OTHER MATTERS BY THE PROXY AGENTS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Date:             /            / 2006

        Sign Here ______________________________

        Sign Here ______________________________

        Sign Here ______________________________

        Sign Here ______________________________

(If signing as Attorney, Administrator, Executor,

    Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN EXACTLY AS YOUR NAME APPEARS ON CERTIFICATE, DATE AND

RETURN PROMPTLY. JOINT OWNERS MUST EACH SIGN.

*        *        *        *        *

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